FIRST NIAGARA FINANCIAL GROUP REPORTS 2007 THIRD QUARTER RESULTS

Lockport, N.Y. – October 26, 2007 –

•	Efficiency programs taking hold
•	Double-digit annualized commercial loan growth continues
•	Non-interest income remains at near record levels
•	Interest margin pressure persists

First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced 2007 third quarter net income of $21.1 million, or $0.21 per diluted share. This compares to 2007 second quarter net income of $16.6 million, or $0.16 per diluted share and $23.6 million, or $0.22 per diluted share for the 2006 third quarter. Net income from operations for the third quarter, as referenced in the table below, was $21.1 million, or $0.21 per diluted share. This compares to 2007 second quarter net income from operations of $21.6 million, or $0.21 per diluted share and $22.8 million, or $0.21 per diluted share for the 2006 third quarter.

Reported Results (including real estate writedowns, severance and related costs)
	Q3 2007	Q2 2007	Q3 2006
Operating revenue	$85.4 million	$87.4 million	$90.2 million
Provision for credit losses	$2.1 million	$2.3 million	$1.3 million
Noninterest expense	$51.9 million	$60.3 million	$53.1 million
Net income	$21.1 million	$16.6 million	$23.6 million
Net income per diluted share	$ 0.21	$ 0.16	$ 0.22

Non-GAAP/ Operating Results (excluding real estate writedowns, severance and related costs)
	Q3 2007	Q2 2007	Q3 2006
Operating revenue	$85.4 million	$87.4 million	$87.2 million
Provision for credit losses	$2.1 million	$2.3 million	$1.3 million
Noninterest expense	$51.9 million	$52.8 million	$51.2 million
Net income	$21.1 million	$21.6 million	$22.8 million
Net income per diluted share	$ 0.21	$ 0.21	$ 0.21
The table above summarizes the Company’s operating results excluding certain performance improvement initiative charges and non-recurring income. (Q2 2007: real estate property writedowns of $4.8 million and severance and related costs of $2.7 million. Q3 2006: gain on sale of manufactured housing loans of $3.0 million and severance and related costs of $1.9 million) The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and assess performance in relation to the Company’s ongoing operations.

John R. Koelmel, President and CEO, said “We continue to drive franchise value for our shareholders by adding new relationships, improving efficiency through disciplined expense control, generating selective loan growth, and adhering to our traditional credit standards. The recently announced acquisition of Great Lakes Bancorp in conjunction with our overall branch configuration, including the expected completion of branch sales to Legacy Banks and Elmira Savings Bank in the fourth quarter, puts us where we want to be and builds market share in areas of our greatest strength. We continue to produce solid short term results in a tough environment by reallocating resources to our best opportunities in order to achieve superior long term performance.”

Michael W. Harrington, Chief Financial Officer, added “Our third quarter results demonstrate strong year over year growth in our commercial business loan portfolios, non-interest bearing deposits and risk and wealth management revenues. The pending acquisition of Great Lakes will also help us in 2008 as it is expected to be immediately accretive to earnings and offers an outstanding springboard for further deposit growth in Western New York. However, we continue to feel the effects of highly competitive deposit pricing in our markets and are hopeful that the recent Federal Reserve interest rate cut will bring longer term relief.”

Loans
Strong loan growth continued in priority portfolios. Average balances of commercial loans increased 10%, annualized, from the linked quarter with commercial real estate posting its best increase in four quarters. Compared to a year ago, commercial business loans grew by 21%, reflecting the Company’s allocation of resources to this important business line. Additionally, sales productivity gains in commercial leasing helped drive average specialized lending balances higher by 18% over last year. Home equity average balances continued their upward trend posting annualized growth of 15% versus the previous quarter. Portfolios being deemphasized continued to decline as average residential mortgage loan balances decreased by $38 million or 2% due to normal runoff combined with limited originations of new portfolio loans.

Deposits
Average deposit balances were relatively flat from the linked quarter as non-interest bearing deposit growth of $41 million was offset by third quarter seasonal declines in municipal deposit balances of $42 million. Average balances of non-interest business checking grew by 11% for the quarter due to successful cross-sell efforts and strong commercial cash sweep activity. Municipal money market balances were impacted by the spending of annually funded school district accounts and the migration of savings balances to higher rate accounts continued at an elevated rate during the quarter. Average deposits increased by $84 million from a year ago due to the addition of new business checking account relationships and school district customers, which underscores the success of the Company’s commercial deposit gathering strategy.

Credit Quality
The overall loan portfolio continues to be free of any systemic weakness and First Niagara has no exposure to subprime or Alt-A loans. Non-performing loans increased by $5.0 million from the second quarter and represent 0.51% of total loans. This increase was attributable to a select few commercial real estate loans, several of which have since returned to performing status. Net charge-offs for the quarter declined slightly to $2.2 million or 0.15% of average loans. At September 30, 2007 the allowance for credit losses was 1.25% of total loans, more than eight times the current quarter’s loss rate and further evidence of the Bank’s solid credit risk profile.

Net Interest Income
Net interest income was $1.4 million or 2% lower than last quarter as the change in deposit mix to higher rate accounts and sustained pressure from competitive deposit pricing drove interest bearing deposit costs higher by 3 basis points. Another negative factor was the seasonal decline in municipal deposits which contributed to the need to increase higher cost borrowed funds by $124 million. These market forces combined to reduce the tax equivalent net interest margin to 3.30% from 3.40% in the prior quarter. The margin was also impacted by the funding of ongoing stock repurchases.

Non Interest Income
Operating (Non-GAAP) non interest income grew by $3.1 million or 12% from a year ago to 35% of total revenue. This increase was lead by a mix of acquisition and relationship growth in risk management services, greater productivity of financial consultants and higher fees from electronic banking services. Non interest income for the current quarter was 2% below last quarter’s record level due to seasonal reductions in wealth management and banking services fees as well as the continuing industry-wide softening in insurance renewal rates.

Non Interest Expense
Operating (Non-GAAP) non interest expenses for the current quarter declined by 2% compared to the previous quarter as staff reductions and other cost saving performance improvement initiatives have begun to favorably impact expense run rates. Almost all major expense categories were below the previous quarter’s levels.

Capital
The Company repurchased 1.1 million shares of its common stock for the three months ended September 30. The tangible common equity ratio of 7.9% at September 30 remains well above the Company’s targeted level. Additionally, the Board of Directors recently declared a fourth quarter dividend of fourteen cents ($0.14) per share on outstanding FNFG common stock.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.1 billion and deposits of $5.7 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 120 branches and four Regional Market Centers across Upstate New York.

Conference Call – A conference call will be held at 10 a.m. Eastern Time on Friday, October 26, 2007 to discuss the Company’s financial results as well as the Company’s strategy and future outlook. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until November 9, 2007 by dialing 1-877-660-6853, replay number 240, conference ID 256985.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer and Treasurer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2007			2006
	September 30,	June 30,	March 31,	December 31,	September 30,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$1,262,193	1,070,842	1,095,012	1,060,422	1,204,048
Loans and leases:
Commercial:
Real estate	$2,150,885	2,098,245	2,065,472	2,034,709	2,037,311
Business	$667,512	651,758	611,064	561,323	546,976
Total commercial loans	$2,818,397	2,750,003	2,676,536	2,596,032	2,584,287

Residential real estate	$1,998,411	2,190,984	2,224,704	2,252,473	2,254,294
Home equity	$507,834	498,200	472,714	470,714	463,773
Other consumer	$135,697	134,282	151,885	163,824	178,131
Specialized lending	$188,684	186,856	163,319	155,032	156,281
Net deferred costs and discounts	$29,531	29,962	27,747	27,350	26,217
Total loans and leases	$5,678,554	5,790,287	5,716,905	5,665,425	5,662,983
Allowance for credit losses	$70,970	71,102	71,051	71,913	72,697
Loans and leases, net	$5,607,584	5,719,185	5,645,854	5,593,512	5,590,286
Goodwill and other intangibles	$753,336	750,732	753,296	748,103	752,256
Total assets	$8,114,960	8,020,806	7,982,589	7,945,526	8,011,500
Total interest-earning assets	$7,007,391	6,938,584	6,903,315	6,837,367	6,934,014

Deposits:
Savings	$844,576	906,852	936,496	962,482	1,002,389
Interest-bearing checking	$499,058	502,925	511,169	521,751	519,194
Money market deposits	$1,437,272	1,372,358	1,394,016	1,294,834	1,229,209
Noninterest-bearing	$658,012	656,195	623,504	647,108	628,321
Certificates	$2,266,535	2,317,116	2,333,891	2,283,561	2,202,361
Total deposits	$5,705,453	5,755,446	5,799,076	5,709,736	5,581,474

Borrowings	$947,055	797,574	716,463	747,554	919,398
Total interest-bearing liabilities	$5,994,496	5,896,825	5,892,035	5,810,182	5,872,551
Net interest-earning assets	$1,012,895	1,041,759	1,011,280	1,027,185	1,061,463
Stockholders' equity	$1,332,313	1,329,063	1,353,792	1,387,197	1,383,878
Tangible equity (1)	$578,977	578,331	600,496	639,094	631,622
Securities available for sale fair value
adjustment included in stockholders' equity	$(10,039)	(15,433)	(11,161)	(14,150)	(15,671)
Common shares outstanding (2)	101,357	102,139	103,991	106,753	106,701
Treasury shares	14,674	13,835	11,925	9,326	9,250
Total loans serviced for others	$554,934	392,597	398,166	393,831	385,107

CAPITAL

Tier 1 risk based capital	10.40%	10.36%	10.69%	10.91%	12.63%
Total risk based capital	11.65%	11.61%	11.94%	12.16%	13.86%
Tier 1 (core) capital	7.68%	7.73%	7.75%	7.73%	8.99%
Tangible capital	7.68%	7.73%	7.75%	7.73%	8.99%
Equity to assets	16.42%	16.57%	16.96%	17.46%	17.27%
Tangible equity to tangible assets(1)	7.86%	7.95%	8.31%	8.88%	8.70%
Book value per share (2)	$13.14	13.01	13.02	12.99	12.97
Tangible book value per share (1)(2)	$5.71	5.66	5.77	5.99	5.92

ASSET QUALITY DATA
(Amounts in thousands)
Non-performing loans:
Commercial real estate	$18,169	9,869	6,937	4,513	7,196
Commercial business	$2,718	5,546	5,653	2,599	2,960
Residential real estate	$3,836	4,425	3,713	4,490	3,450
Home equity	$545	836	1,088	819	667
Other consumer	$1,307	1,232	1,816	1,356	633
Specialized lending	$2,596	2,283	1,880	1,751	2,225
Total non-performing loans	$29,171	24,191	21,087	15,528	17,131
Real estate owned	$244	169	553	632	659
Total non-performing assets	$29,415	24,360	21,640	16,160	17,790

Net loan charge-offs	$2,150	2,249	2,462	2,085	1,264
Net charge-offs to average loans (annualized)	0.15%	0.16%	0.18%	0.15%	0.09%
Provision for credit losses	$2,100	2,300	1,600	1,300	1,300
Provision for credit losses as a
percentage of average loans (annualized)	0.14%	0.16%	0.11%	0.09%	0.09%
Total non-performing loans to total loans	0.51%	0.42%	0.37%	0.27%	0.30%
Total non-performing assets as a
percentage of total assets	0.36%	0.30%	0.27%	0.20%	0.22%
Allowance for credit losses to total loans	1.25%	1.23%	1.24%	1.27%	1.28%
Allowance for credit losses
to non-performing loans	243.3%	293.9%	336.9%	463.1%	424.4%
Personnel FTE	1,840	1,884	1,915	1,922	1,891
Number of branches	120	121	119	119	119

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2007				2006
	Year-to-Date	Third Quarter	Second Quarter	First Quarter	Year Ended	Fourth Quarter	Third Quarter
	September 30				December 31,

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$315,652	106,911	105,543	103,198	415,830	106,163	105,026
Interest expense	$146,681	51,206	48,477	46,998	169,349	46,697	44,400
Net interest income	$168,971	55,705	57,066	56,200	246,481	59,466	60,626
Provision for credit losses	$6,000	2,100	2,300	1,600	6,456	1,300	1,300
Net interest income after provision for credit losses	$162,971	53,605	54,766	54,600	240,025	58,166	59,326

Noninterest income:
Banking services	$29,177	10,071	10,111	8,995	38,661	9,766	9,861
Risk management services	$36,429	12,144	12,581	11,704	44,133	10,753	10,855
Employee benefits administration	$3,278	1,074	1,010	1,194	4,002	1,172	1,012
Wealth management services	$7,623	2,539	2,763	2,321	8,334	1,938	1,990
Lending and leasing	$6,276	2,191	2,181	1,904	7,238	1,914	1,608
Bank-owned life insurance	$3,760	1,144	1,561	1,055	3,162	885	774
Other	$1,443	567	137	739	5,688	1,475	3,502
Total noninterest income	$87,986	29,730	30,344	27,912	111,218	27,903	29,602

Noninterest expense:
Salaries and benefits	$95,428	30,159	32,377	32,892	123,795	32,346	31,436
Occupancy and equipment	$23,010	5,544	11,484	5,982	22,147	5,695	5,538
Technology and communications	$14,514	4,770	4,905	4,839	20,303	5,083	5,117
Marketing and advertising	$5,730	2,121	1,921	1,688	7,154	1,800	1,775
Professional services	$3,210	1,243	1,158	809	3,921	1,060	929
Amortization of intangibles	$7,900	2,570	2,639	2,691	11,802	2,838	2,890
Other	$17,087	5,541	5,806	5,740	22,729	5,953	5,410
Total noninterest expense	$166,879	51,948	60,290	54,641	211,851	54,775	53,095

Income before income taxes	$84,078	31,387	24,820	27,871	139,392	31,294	35,833
Income taxes	$27,830	10,284	8,209	9,337	47,533	10,398	12,275
Net income	$56,248	21,103	16,611	18,534	91,859	20,896	23,558

STOCK AND RELATED PER SHARE DATA

Net income per share:
Basic	$0.55	0.21	0.16	0.18	0.86	0.20	0.22
Diluted	$0.54	0.21	0.16	0.17	0.85	0.19	0.22
Cash dividends	$0.40	0.14	0.13	0.13	0.46	0.12	0.12
Dividend payout ratio	72.73%	66.67%	81.25%	72.22%	53.49%	60.00%	54.55%
Dividend yield (annualized)	3.78%	3.93%	3.98%	3.79%	3.10%	3.20%	3.26%
Market price (NASDAQ: FNFG):
High	$15.07	14.60	14.28	15.07	15.43	15.43	15.20
Low	$11.49	11.49	12.88	13.53	13.38	13.89	13.54
Close	$14.15	14.15	13.10	13.91	14.86	14.86	14.62

SELECTED RATIOS

Net income (annualized):
Return on average assets	0.95%	1.04%	0.84%	0.95%	1.14%	1.04%	1.16%
Return on average equity	5.56%	6.31%	4.93%	5.47%	6.67%	5.96%	6.79%
Return on average tangible equity (1)	12.56%	14.56%	11.09%	12.10%	14.75%	12.93%	15.02%

Noninterest income as a percentage of net revenue	34.24%	34.80%	34.71%	33.18%	31.09%	31.94%	32.81%
Efficiency ratio - Consolidated	64.9%	60.8%	69.0%	65.0%	59.2%	62.7%	58.8%
- Banking segment (3)	61.4%	57.0%	68.6%	61.7%	54.5%	59.5%	54.1%
Net loan charge-offs	$6,861	2,150	2,249	2,462	6,884	2,085	1,264
Net charge-offs to average loans (annualized)	0.16%	0.15%	0.16%	0.18%	0.12%	0.15%	0.09%
Provision for credit losses as a
percentage of average loans (annualized)	0.14%	0.14%	0.16%	0.11%	0.12%	0.09%	0.09%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2007				2006
	Year-to-Date	Third Quarter	Second Quarter	First Quarter	Year Ended	Fourth Quarter	Third Quarter
	September 30				December 31,

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$1,096,087	1,112,741	1,089,189	1,086,037	1,377,191	1,159,180	1,299,108
Loans (4)
Commercial:
Real estate	$2,072,933	2,112,119	2,068,315	2,037,544	1,965,832	2,037,440	2,016,806
Business	$621,763	652,751	631,884	579,853	521,354	546,023	539,824
Total commercial loans	$2,694,696	2,764,870	2,700,199	2,617,397	2,487,186	2,583,463	2,556,630
Residential	$2,216,710	2,179,767	2,217,959	2,253,212	2,243,116	2,265,240	2,261,904
Home equity	$492,439	509,747	490,616	476,591	445,356	474,011	460,241
Other consumer	$148,862	136,990	144,449	165,462	182,518	174,468	182,348
Specialized lending	$178,570	194,143	180,100	161,104	165,935	161,105	163,961
Total loans	$5,731,277	5,785,517	5,733,323	5,673,766	5,524,111	5,658,287	5,625,084

Total interest-earning assets	$6,879,330	6,952,003	6,872,508	6,811,941	6,973,137	6,901,629	6,984,200
Goodwill and other intangibles	$752,633	752,422	752,007	753,483	754,919	750,516	753,496
Total assets	$7,957,099	8,044,675	7,940,621	7,884,237	8,028,761	7,963,834	8,033,309

Interest-bearing liabilities:
Savings accounts	$915,116	881,145	921,747	943,137	1,057,992	978,337	1,039,632
Checking	$490,696	482,838	492,312	497,094	507,215	504,779	508,079
Money market deposits	$1,356,608	1,393,680	1,369,121	1,306,061	1,200,914	1,297,828	1,217,859
Certificates of deposit	$2,296,188	2,286,634	2,311,348	2,290,626	2,202,282	2,255,120	2,236,959
Borrowed funds	$808,332	889,375	764,987	769,314	980,429	823,799	928,766
Total interest-bearing liabilities	$5,866,940	5,933,672	5,859,515	5,806,232	5,948,832	5,859,863	5,931,295

Noninterest-bearing deposits	$621,389	657,366	616,537	589,517	591,306	601,994	614,880
Total deposits	$5,679,997	5,701,663	5,711,065	5,626,435	5,559,709	5,638,058	5,617,409
Total liabilities	$6,605,599	6,717,283	6,587,797	6,509,433	6,651,267	6,572,369	6,657,635
Net interest-earning assets	$1,012,390	1,018,331	1,012,993	1,005,709	1,024,305	1,041,766	1,052,905
Stockholders' equity	$1,351,500	1,327,392	1,352,824	1,374,804	1,377,494	1,391,465	1,375,674
Tangible equity (1)	$598,867	574,970	600,817	621,321	622,575	640,949	622,178
Common shares outstanding (2):
Basic	103,366	101,472	103,373	105,294	107,068	106,661	106,599
Diluted	104,033	102,059	104,031	106,004	108,027	107,576	107,548

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	4.40%	4.54%	4.40%	4.26%	4.10%	4.20%	4.16%
Loans
Commercial:
Real estate	6.83%	6.80%	6.84%	6.85%	6.93%	7.04%	6.87%
Business	7.71%	7.73%	7.70%	7.69%	7.58%	7.99%	7.67%
Total commercial loans	7.03%	7.02%	7.04%	7.04%	7.06%	7.24%	7.04%
Residential	5.60%	5.61%	5.57%	5.62%	5.57%	5.59%	5.56%
Home equity	6.99%	6.96%	7.00%	7.00%	6.88%	7.01%	6.97%
Other consumer	7.62%	7.91%	7.55%	7.42%	7.50%	7.65%	7.58%
Specialized lending	8.77%	8.22%	9.67%	8.45%	9.59%	8.82%	8.70%
Total loans	6.54%	6.54%	6.57%	6.52%	6.53%	6.62%	6.50%

Total interest-earning assets	6.20%	6.22%	6.22%	6.16%	6.04%	6.21%	6.06%

Savings accounts	0.47%	0.35%	0.43%	0.62%	0.64%	0.64%	0.64%
Interest-bearing checking	0.43%	0.37%	0.37%	0.53%	0.49%	0.56%	0.49%
Money market deposits	3.66%	3.76%	3.65%	3.56%	3.08%	3.42%	3.19%
Certificates of deposit	4.49%	4.51%	4.53%	4.44%	3.90%	4.29%	4.06%
Borrowed funds	4.54%	4.78%	4.44%	4.38%	3.76%	4.21%	3.99%
Total interest-bearing liabilities	3.34%	3.42%	3.32%	3.28%	2.84%	3.16%	2.97%

Tax equivalent net interest rate spread	2.86%	2.80%	2.90%	2.88%	3.20%	3.05%	3.09%
Tax equivalent net interest rate margin	3.35%	3.30%	3.40%	3.37%	3.61%	3.52%	3.54%

(1)	Excludes goodwill and other intangible assets.
(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)	Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)	Includes nonaccrual loans.